Exhibit 99.1

ATLANTIC POWER LIMITED PARTNERSHIP

AND SUBSIDIARIES

Consolidated Financial Statements

For the Three and Nine Months Ended September 30, 2014 and 2013

ATLANTIC POWER LIMITED PARTNERSHIP

AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

 (in millions of U.S. dollars)

	September 30,	December 31,
	2014	2013
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$31.9	$29.8
Accounts receivable	51.1	49.5
Current portion of derivative instruments asset	—	0.2
Inventory	17.3	13.1
Prepayments and other current assets	10.4	10.4
Refundable income taxes	3.0	4.1
Total current assets	113.7	107.1

Property, plant, and equipment, net	816.5	882.4
Equity investment in unconsolidated affiliate	137.3	153.8
Power purchase agreements and intangible assets, net	366.3	416.3
Goodwill	197.3	296.3
Derivative instruments asset	1.7	1.2
Deferred financing costs	37.7	—
Other assets	8.8	9.9
Total assets	$1,679.3	$1,867.0

Liabilities
Current liabilities:
Accounts payable	$45.8	$34.4
Accrued interest	3.2	10.5
Other accrued liabilities	22.3	30.1
Current portion of long-term debt	5.7	190.2
Current portion of derivative instruments liability	22.0	18.7
Dividends payable	—	3.1
Other current liabilities	8.4	5.2
Total current liabilities	107.4	292.2

Long-term debt	735.3	423.1
Derivative instruments liability	35.7	61.9
Deferred income taxes	95.7	106.2
Power purchase and fuel supply agreement liabilities, net	34.9	38.7
Other long-term liabilities	54.5	59.2
Total liabilities	1,063.5	981.3

Commitments and contingencies

Equity
Partners’ capital	1,020.1	1,011.6
Preferred shares issued by a subsidiary company	221.3	221.3
Accumulated other comprehensive loss	(46.6)	(22.2)
Retained deficit	(579.0)	(325.0)
Total equity	615.8	885.7
Total liabilities and equity	$1,679.3	$1,867.0

ATLANTIC POWER LIMITED PARTNERSHIP

AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

 (in millions of U.S. dollars)

(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2014	2013	2014	2013
Project revenue:
Energy sales	$48.0	$50.4	$162.8	$160.2
Energy capacity revenue	39.3	39.7	101.8	107.0
Other	19.1	18.3	67.3	62.6
	106.4	108.4	331.9	329.8
Project expenses:
Fuel	44.4	41.9	141.9	134.2
Operations and maintenance	22.1	27.3	66.8	86.0
Depreciation and amortization	27.8	28.7	83.4	86.7
	94.3	97.9	292.1	306.9
Project other income (expense):
Change in fair value of derivative instruments	2.9	(3.6)	20.4	12.0
Equity in earnings of unconsolidated affiliates	0.5	0.5	1.4	1.5
Interest expense, net	—	(2.7)	(6.2)	(8.4)
Impairment	(91.9)	(34.8)	(106.7)	(34.8)
Other income, net	—	—	—	0.8
	(88.5)	(40.6)	(91.1)	(28.9)
Project loss	(76.4)	(30.1)	(51.3)	(6.0)

Administrative and other expenses (income):
Administration	0.1	0.1	0.2	0.2
Interest, net	12.7	6.4	56.8	19.1
Foreign exchange (gain) loss	(8.2)	4.1	(8.1)	(3.8)
Other income, net	—	—	(2.1)	—
	4.6	10.6	46.8	15.5
Loss from continuing operations before income taxes	(81.0)	(40.7)	(98.1)	(21.5)
Income tax expense (benefit)	4.7	5.9	(5.2)	(0.8)
Net loss from continuing operations	(85.7)	(46.6)	(92.9)	(20.7)
Net income (loss) from discontinued operations	—	0.4	(0.1)	0.9
Net loss	(85.7)	(46.2)	(93.0)	(19.8)
Net income attributable to preferred shares dividends of a subsidiary company	2.9	3.2	8.8	9.5
Net loss attributable to Atlantic Power Limited Partnership	$(88.6)	$(49.4)	$(101.8)	$(29.3)

ATLANTIC POWER LIMITED PARTNERSHIP

AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

 (in millions of U.S. dollars)

(unaudited)

	Nine months ended September 30,
	2014	2013
Cash flows from operating activities:
Net loss	$(93.0)	$(19.8)
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization	83.4	86.7
Gain on sale of asset	(2.1)	—
Impairment charges	106.7	34.8
Distributions from unconsolidated affiliate	18.0	—
Equity in earnings from unconsolidated affiliate	(1.4)	(1.5)
Unrealized foreign exchange gain	(8.1)	2.6
Change in fair value of derivative instruments	(20.3)	(12.0)
Change in deferred income taxes	(8.9)	(6.4)
Change in other operating balances
Accounts receivable	(1.6)	18.1
Inventory	(4.2)	0.4
Prepayments, supplies and other assets	5.1	1.7
Accounts payable	12.0	(5.9)
Accruals and other liabilities	(14.8)	(11.6)
Cash flows provided by operating activities	70.8	87.1

Cash flows used in investing activities:
Proceeds from sale of asset, net	0.9	—
Purchase of property, plant and equipment	(10.7)	(3.7)
Cash flows used in investing activities	(9.8)	(3.7)

Cash flows used in financing activities:
Proceeds from senior secured term loan facility	600.0	—
Repayment of corporate and project-level debt	(462.3)	—
Contributions from parent	8.0	—
Distributions to parent	(152.1)	(56.2)
Deferred financing costs	(40.6)	—
Dividends paid on preferred shares of a subsidiary company	(11.9)	(9.5)
Cash flows used in financing activities	(58.9)	(65.7)

Net increase (decrease) in cash and cash equivalents	2.1	17.7
Cash and cash equivalents at beginning of period	29.8	11.3
Cash and cash equivalents at end of period	$31.9	$29.0

Supplemental cash flow information
Interest paid	$58.5	$30.5
Taxes paid	$1.4	$2.7